UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 18, 2015

Alliance Bancorp, Inc. of Pennsylvania
(Exact name of registrant as specified in its charter)

Pennsylvania	000-54246	56-2637804
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

541 Lawrence Road, Broomall, Pennsylvania		19008
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(610) 353-2900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                 Submission of Matters to a Vote of Security Holders.

(a)                A Special Meeting of Shareholders ("Special Meeting") of Alliance Bancorp, Inc. of Pennsylvania ("Alliance") was held on June 18, 2015.

(b)                There were 4,026,699 shares of common stock of Alliance eligible to be voted at the Special Meeting and there were 3,550,419 shares represented in person or by proxy at the Special Meeting, which constituted a quorum to conduct business at the meeting.

The items voted upon at the Special Meeting and the results of the vote on each proposal were as follows:

1.            Proposal to adopt and approve the Agreement and Plan of Reorganization, dated as of March 2, 2015, by and between WSFS Financial Corporation ("WSFS") and Alliance, as amended from time to time, pursuant to which Alliance will merge with and into WSFS.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
3,496,298	14,457	39,664	0

2.            Proposal to consider and cast an advisory (non-binding) vote to approve the compensation payable to the named executive officers of Alliance in connection with the merger.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
2,950,052	556,343	44,024	0

The proposals to adopt the Agreement and Plan of Reorganization and to approve the compensation payable to the named executive officers of Alliance in connection with the merger were adopted by the shareholders of Alliance at the Special Meeting.

(c)	Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALLIANCE BANCORP, INC. OF PENNSYLVANIA

Date: June 18, 2015	By:	/s/Peter J. Meier
Peter J. Meier
Executive Vice President and
Chief Financial Officer